Exhibit  10.2

                    SOFTWARE  PURCHASE  AND  LICENSE-BACK  AGREEMENT

     THIS SOFTWARE PURCHASE AND LICENSE-BACK AGREEMENT ("Agreement") is entered into this 20th day of September, 2001 ("Effective Date") by and between NEOWORX, INC. ("NeoWorx"), a Wisconsin corporation with offices at 10501 Success Lane, Dayton, OH 45458 and SHARP TECHNOLOGY, INC. ("Sharp"), a Delaware corporation with offices at 5120 Woodway, Suite 9029, Houston, TX 77056 under the following circumstances:

On February 7, 2000, the parties executed a Software Development Agreement (the "Software Development Agreement") pursuant to which NeoWorx agreed to develop and deliver certain intellectual property, including without limitation object code and source code constituting the "Hacker Tracker" software (the "Software") to Sharp;
On April 9, 2001, the parties executed a letter agreement purporting to settle all remaining unpaid payments due NeoWorx for development contracts with Sharp (the "Letter Agreement");
The parties hereto are now currently in dispute as to ownership of the Software; The parties hereto wish to resolve fully and finally all disputes relating to the Software Development Agreement, the Letter Agreement and the Software, whether currently known or unknown (the "Disputes"); and In the near future, it is contemplated that NeoWorx will be acquired by McAfee.com Corporation ("McAfee") (the "Acquisition").
     NOW THEREFORE, in consideration of the mutual promises set forth herein, NeoWorx and Sharp agree as follows:

     1. DEFINITION OF INTELLECTUAL PROPERTY. "Intellectual Property" shall mean patents, copyrights, database rights, trademarks, domain name rights, trade secrets, and any other similar titles, rights, and interests, and intangible assets recognized under any laws, or international conventions and in any country or any jurisdiction in the world, as intellectual creations to which rights of ownership accrue, and all registrations, applications, disclosures, renewals, extensions, continuations or reissues of the foregoing now or hereafter in force.
     2. TERMINATION. The Software Development Agreement and Letter Agreement are hereby terminated (collectively, the "Previous Agreements").
     3. ASSIGNMENT. Sharp hereby irrevocably assigns, transfers and conveys to NeoWorx all of its right, title and interest in and to: (i) the Software; (ii) all modifications, enhancements, update changes, derivative works or additions to the Software made by or on behalf of Sharp ("Derivative Works"); (iii) all copies of the Software ("Copies"); and (iv) all Intellectual Property therein (the Software, Derivative Works, Copies and all Intellectual Property associated with the Software and/or Derivative Works shall be collectively referred to as the "Purchased Software") and NeoWorx hereby accepts such assignment. This assignment in no way relieves Sharp of any obligation or liability arising under any agreements entered into by Sharp involving the Licensed Software prior to or after the Closing Date and Sharp hereby agrees to defend, indemnify and hold harmless NeoWorx against any claim brought against NeoWorx based on, arising out of or resulting from any such obligations or liabilities or any other actions of Sharp which relate, either directly or indirectly, to the Licensed Software.
Sharp shall pay any resulting costs, damages finally awarded by a court or agreed to in a settlement with Sharp, and reasonable attorney's fees.


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     4.   CONSIDERATION.  As consideration for this assignment, NeoWorx will pay to Sharp Six Hundred Fifty Thousand ($650,000) (the "Purchase Price") within thirty (30) days of the Acquisition Closing (as defined in Section 9 below) (the "Closing Date").
     5. LICENSE. NeoWorx hereby grants Sharp a non-exclusive, royalty-free, nontransferable, worldwide license to sublicense the version of the Software being licensed by Sharp as of the Effective Date (the "Licensed Software") for the period beginning on the Closing Date and ending 120 days thereafter (the "120 day license"). NeoWorx agrees to permit the sublicensees of Sharp access to NeoWorx databases, which NeoWorx, in its sole discretion, determines are necessary for the operation of the Licensed Software, however, such databases will include tracing and mapping, through the existence of the 120 day license. Notwithstanding anything contained herein to the contrary, Sharp may not sublicense the Licensed Software to those entities identified on Exhibit A attached hereto and made a part hereof.
     6. REPRESENTATIONS AND WARRANTIES. Sharp represents and warrants to NeoWorx as of the Effective Date:
          A. Execution and performance of this Agreement by Sharp is not violative of any agreement to which Sharp is bound or a party;
          B. Sharp has fully power and authority to enter into this Agreement, to grant to NeoWorx the rights set forth herein, and that this Agreement is valid and binding upon Sharp;
          C. On or before the Closing Date, Sharp shall deliver to NeoWorx all of the Purchased Software including but not limited to all Derivative Works and all Copies;
          D. The Purchased Software does not infringe any valid patent, copyright, trademark, trade secret or other proprietary right of any third party; and
          E. Sharp has title to the Purchased Software free and clear of all security interests, liens, mortgages, conditional sales contracts, attachments, judgments, easements, restrictions on transfer, claims and encumbrances of every kind and nature ("Encumbrances"), and will vest good and marketable title in the Purchased Software in NeoWorx free and clear of all Encumbrances.
     7. RELEASE. Each party covenants and agrees as of the Closing Date to fully release and discharge the other party and its affiliates, officers, investors, shareholders, directors, employees, representatives, attorneys, insurers, administrators agents, predecessor and successor corporations, and assigns, ("Released Parties") from any and all debts, claims, demands, contracts, damages, liabilities, costs or expenses, financial or otherwise, causes of action, complaints, and any and all other claims and obligations whatsoever of every kind and nature, whether , known or unknown, disclosed or undisclosed, suspected or unsuspected, both at law and equity, which one party may have, or may have ever had against the other arising out of the Previous
Agreements or otherwise related to the Purchased Software. The parties understand that as of the Closing Date each is releasing and forever discharging each other and the Released Parties from the beginning of time up through the Effective Date. However, nothing set forth in this Section shall release the parties to this Agreement from their respective obligations under this Agreement, including without limitation the representations and warranties outlined in Section 6 above.
     8. FURTHER ASSURANCES. Promptly upon any request of NeoWorx at any time following the Closing Date, Sharp shall, without charge, as may be reasonably requested by NeoWorx, its successors and assigns in order to protect all right, title and interest in the Purchased Software, perfect the assignments and transfers contained herein and enable NeoWorx to obtain the full benefits of this Agreement and the transactions contemplated hereby, (i) execute, acknowledge, and deliver, or cause to be delivered, such further instruments of assignment, transfer, conveyance; (ii) deliver to NeoWorx records, data and other documents relating to the Purchased Software that are in Sharp's possession; and (iii) take other actions, render other assistance and execute other documents. Sharp will also assist NeoWorx in filing and prosecuting United States and foreign patent applications claiming the Intellectual Property.
     9. ACQUISITION. Both parties acknowledge and agree that the terms and obligations (including, without limitation, the obligations in Sections 3 and 4 and the releases set forth in Section 7) of this Agreement will only be binding and are contingent upon a closing of the Acquisition (the "Acquisition Closing"). If NeoWorx reasonably believes the Acquisition will not occur, NeoWorx may terminate this Agreement at any time by providing Sharp with written notice of such termination. In any event, either party may terminate this agreement if the Acquisition Closing does not occur within 45 days of the date of this agreement. Upon such termination, this Agreement will become null and void and all terms and obligations herein will immediately terminate, including those rights and obligations outlined in Sections 3, 4 and 6.


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     10.  CONFIDENTIALITY.  Both parties  agree  and  acknowledge  that  this
Agreement and its terms as well as any circumstances underlying this Agreement shall be considered confidential information and both parties agree not to disclose any information concerning this Agreement to any outside parties other than each party's legal and business advisors or as otherwise required by law. Notwithstanding the foregoing, NeoWorx may disclose this Agreement to McAfee and McAfee's legal and business advisors.
     11. VOLUNTARY EXECUTION. Both parties specifically acknowledge, warrant, and represent that they have discussed all of the terms of this Agreement with their respective attorneys, have read, understood and intend to be bound by the contents of this Agreement, and hereby knowingly and willingly enter into this Agreement voluntarily of their own free will.
     12. MISCELLANEOUS. This Agreement may be executed in counterparts, which taken together shall constitute the complete and binding Agreement. This
Agreement will inure to the benefit of and bind NeoWorx and Sharp and their respective successors, assigns, heirs and legal representatives. This Agreement is the complete agreement with respect to the subject matter hereof. The terms of this Agreement will be construed in accordance with the laws of the state of Ohio. Sharp may not assign this Agreement without the written consent of NeoWorx. The representations, warranties, covenants, rights, duties and obligations of the parties contained in Sections 3, 4, 5, 6, 7, 8, 10, 11 and 12 shall survive the Closing Date.

IN WITNESS WHEREOF, this Agreement is effective as of the Effective Date.

NEOWORX,  INC.                             SHARP  TECHNOLOGY,  INC.


By;  /s/  S.  Berg                         By:  /s/  George  Sharp
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